news release

For immediate release

Contact: Mark Polzin or Ken Cook Phone number: (314) 982-1700

EMERSON REVIEWS OUTLOOK FOR 2004
SETS EARNINGS CALL FOR FIRST-QUARTER RESULTS

        ST. LOUIS, January 22, 2004 – Emerson (NYSE:EMR) said today that earnings per share for the first fiscal quarter of 2004, ended December 31, are expected to meet or slightly exceed the high end of current analyst estimates, which range from $0.52 to $0.57. Emerson also stated that it expects earnings per share for its 2004 fiscal year, ending September 30, to be in the range of $2.65 to $2.75 for the full year.

        Emerson will report actual fiscal first-quarter earnings on Tuesday, February 3, the day of its annual stockholders’ meeting. Emerson senior management will discuss the first-quarter results during an investor conference call that will be held the same day. The call will begin at 2:30 p.m. Eastern Standard Time (1:30 p.m. Central Standard Time).

        All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

        St. Louis-based Emerson is a global leader in bringing technology and engineering together to provide innovative solutions to customers in electronics and telecommunications; process control; industrial automation; heating, ventilating and air conditioning; and appliances and tools. Sales in fiscal 2003 were $14.0 billion.